Pacific Life Funds NSAR 3-31-12
Exhibit 77O

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                   PACIFIC LIFE FUNDS - PL MID-CAP GROWTH FUND
                          REPORT PURSUANT TO RULE 10F-3
                         QUARTER ENDED DECEMBER 31, 2011

                ITEM                             SECURITIES PURCHASED
-----------------------------------   ------------------------------------------
(1)  Name of Issuer                                  Groupon Inc.
(2)  Description of Security                 Common Stock; Cusip 399473107
     (name, coupon, maturity,
     subordination, common stock,
     etc.)
(3)  Date of Purchase                                  11/3/2011
(4)  Date of Offering                                  11/3/2011
(5)  Unit Price                                         $20.00
(6)  Principal Amount of Total                      $700,000,000.00
     Offering
(7)  Underwriting Spread:
     Dollars ($)                                         $1.20
     Percent (%)                                         6.00%
(8)  Names of Syndicate Members FOR   Morgan Stanley & Co. LLC, Goldman, Sachs &
     THE purchased 10F-3 only:         Co., Credit Suisse Securities (USA) LLC,
     Insert all Syndicate Members         Allen & Company LLC, Merrill Lynch,
     (not just those listed on           Pierce, Fenner & Smith Incorporated,
     cover of offering document).       Barclays Capital Inc., Citigroup Global
                                        Markets Inc., Deutsche Bank Securities
                                         Inc., JP Morgan Securities LLC, Wells
                                        Fargo Securities, LLC, William Blair &
                                         Company L.L.C., Loop Capital Markets,
                                          Inc., RBC Capital Markets, LLC, The
                                             Williams Capital Group, L.P.
(9)  Dollar Amount of Purchase by                     $171,320.00
     the Portfolio
(10) % of Offering Purchased by                         0.0245%
     Portfolio
(11) % of Offering Purchased by                         7.1184%
     Associated Accounts
(12) % of Portfolio Assets Applied                      0.2700%
     to Purchase
(13) Name(s) of Syndicate Members(s)                 Goldman Sachs
     from whom Purchased
(14) Name of Affiliated Underwriter                 Morgan Stanley



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                                                           Title: Executive Director
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                   PACIFIC LIFE FUNDS - PL MID-CAP GROWTH FUND
                          REPORT PURSUANT TO RULE 10F-3
                         QUARTER ENDED DECEMBER 31, 2011

                ITEM                             SECURITIES PURCHASED
-----------------------------------   ------------------------------------------
(1)  Name of Issuer                             LinkedIn Corporation
(2)  Description of Security (name,          Common Stock; Cusip 53578A108
     coupon, maturity,
     subordination, common stock,
     etc.)
(3)  Date of Purchase                                11/16/2011
(4)  Date of Offering                                11/16/2011
(5)  Unit Price                                        $71.00
(6)  Principal Amount of Total                     $621,250,000.00
     Offering
(7)  Underwriting Spread:
     Dollars ($)                                        $2.06
     Percent (%)                                         2.90%
(8)  Names of Syndicate Members FOR   Morgan Stanley & Co. LLC, Merrill Lynch,
     THE purchased 10F-3 only:         Pierce, Fenner & Smith Incorporated, JP
     Insert all Syndicate Members      Morgan Securities LLC, Allen & Company
     (not just those listed on                 LLC, UBS Securities LLC
     cover of offering document).
(9)  Dollar Amount of Purchase by                    $172,672.00
     the Portfolio
(10) % of Offering Purchased by                        0.0278%
     Portfolio
(11) % of Offering Purchased by                        9.1151%
     Associated Accounts
(12) % of Portfolio Assets Applied                     0.2821%
     to Purchase
(13) Name(s) of Syndicate Members(s)                  JP Morgan
     from whom Purchased
(14) Name of Affiliated Underwriter                Morgan Stanley


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                   PACIFIC LIFE FUNDS - PL MID-CAP GROWTH FUND
                          REPORT PURSUANT TO RULE 10F-3
                         QUARTER ENDED DECEMBER 31, 2011

                ITEM                             SECURITIES PURCHASED
-----------------------------------   ------------------------------------------
(1)  Name of Issuer                               NEXON Co., Ltd.
(2)  Description of Security (name,          Common Stock; Cusip B63QM7907
     coupon, maturity,
     subordination, common stock,
     etc.)
(3)  Date of Purchase                                12/5/2011
(4)  Date of Offering                                12/5/2011
(5)  Unit Price                                       $16.71
(6)  Principal Amount of Total                   $1,171,035,723.00
     Offering
(7)  Underwriting Spread:
     Dollars ($)                                       $0.70
     Percent (%)                                       4.20%
(8)  Names of Syndicate Members FOR   Morgan Stanley & Co. International plc,
     THE purchased 10F-3 only:          Goldman Sachs International, Nomura
     Insert all Syndicate Members      International plc, Barclays Bank PLC
     (not just those listed on
     cover of offering document).
(9)  Dollar Amount of Purchase by                   $180,283.00
     the Portfolio
(10) % of Offering Purchased by                       0.0154%
     Portfolio
(11) % of Offering Purchased by                       8.5438%
     Associated Accounts
(12) % of Portfolio Assets Applied                    0.2940%
     to Purchase
(13) Name(s) of Syndicate Members(s)              Nomura Securities
     from whom Purchased                       International
(14) Name of Affiliated Underwriter               Morgan Stanley



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

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                   PACIFIC LIFE FUNDS - PL MID-CAP GROWTH FUND
                          REPORT PURSUANT TO RULE 10F-3
                         QUARTER ENDED DECEMBER 31, 2011

                ITEM                             SECURITIES PURCHASED
-----------------------------------   ------------------------------------------
(1)  Name of Issuer                                   Zynga Inc.
(2)  Description of Security (name,            Zynga IPO; Cusip 98986T10
     coupon, maturity,
     subordination, common stock,
     etc.)
(3)  Date of Purchase                                 12/15/2011
(4)  Date of Offering                                 12/15/2011
(5)  Unit Price                                         $10.00
(6)  Principal Amount of Total                     $1,000,000,000.00
     Offering
(7)  Underwriting Spread:
     Dollars ($)                                         $0.33
     Percent (%)                                         3.30%
(8)  Names of Syndicate Members FOR   Morgan Stanley & Co. LLC, Goldmans Sachs &
     THE purchased 10F-3 only:        Co., Merrill Lynch, Pierce, Fenner & Smith
     Insert all Syndicate Members       Incorporated, Barclays Capital Inc., JP
     (not just those listed on        Morgan Securties LLC, Allen & Company LLC
     cover of offering document).
(9)  Dollar Amount of Purchase by                     $350,590.00
     the Portfolio
(10) % of Offering Purchased by                         0.0351%
     Portfolio
(11) % of Offering Purchased by                         9.9649%
     Associated Accounts
(12) % of Portfolio Assets Applied                      0.6000%
     to Purchase
(13) Name(s) of Syndicate Members(s)                 Goldman Sachs
     from whom Purchased
(14) Name of Affiliated Underwriter                 Morgan Stanley


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